EXHIBIT 99.1

PRA Group Reports Second Quarter 2015 Results

NORFOLK, Va., Aug. 10, 2015 (GLOBE NEWSWIRE) -- PRA Group (Nasdaq:PRAA), a global leader in acquiring non-performing loans, today reported its financial results for the second quarter of 2015.

Second Quarter Highlights

  Cash collections of $389.6 million, up 22% from the second quarter of 2014.
  Revenues of $237.2 million, up 20%.
  Income from operations of $88.9 million, up 23%. The second quarter of 2014 included costs and foreign exchange currency losses associated with the Aktiv Kapital acquisition. Excluding these costs in the second quarter of 2014, income from operations would have increased 16%.
  Net income of $51.4 million, up 37%. Excluding the costs in the second quarter of 2014 associated with the Aktiv Kapital acquisition, net income would have increased 17%.
  $1.06 diluted earnings per share, compared with $0.74 in the year-ago quarter, up 43%. Excluding the costs in the second quarter of 2014 associated with the Aktiv Kapital acquisition, diluted earnings per share would have increased 22%.
  23.5% return on average equity, annualized.
  $208.4 million in investments.

"PRA Group continues to produce solid operating results and the quarter continued many of the trends we have seen over the last twelve months including better than expected collections in our U.S. call centers," said Steve Fredrickson, chairman, president and chief executive officer, PRA Group. "Investment in the quarter again exceeded $200 million and we signed a binding agreement to purchase a portfolio of receivables with an investment of approximately $200 million in Europe which is scheduled to close in the third quarter. Additionally, in early August we purchased a majority position in RCB Investimentos, Brazil's leading NPL master servicing platform. RCB is currently servicing the small investment we made in Brazil in the first quarter. We are very excited to continue diversifying geographically and work with Alexandre Nobre and Renato Toledo to further develop RCB."

REVENUES

  Total revenues of $237.2 million in the second quarter included finance receivables income net of principal amortization and net allowance charges. Net finance receivables income was $220.1 million, up 21% from $182.5 million in the year-ago quarter.
  Cash collections increased 22% in the second quarter from the year-ago quarter to $389.6 million, and included collections from these finance receivables sources:
Cash Collection Source ($ in thousands)	Q22015	Q12015	Q42014	Q32014	Q22014
Americas-Core	$ 218,838	$ 219,371	$ 185,921	$ 189,027	$ 190,229
Americas-Insolvency	92,974	95,533	103,104	110,544	124,101
Europe-Core	76,602	83,876	84,398	73,172	4,944
Europe-Insolvency	1,210	967	5	--	--
Total Cash Collections	$ 389,624	$ 399,747	$ 373,428	$ 372,743	$ 319,274
  Principal amortization of finance receivables in the second quarter was $169.6 million or 43.5% of cash collections, compared with 42.8% in the year-ago quarter. Principal amortization included a net allowance charge of $4.9 million recorded against certain pools of finance receivables in the quarter, compared with a net allowance reversal of $2.3 million recorded in the year-ago quarter.
  Revenues in the second quarter also included income from PRA Group's fee-based businesses of $13.9 million, compared with $14.5 million in the year-ago quarter, and other income of $3.3 million compared with $0.3 million in the year-ago quarter.

EXPENSES AND OPERATING INCOME

  Operating expenses were $148.3 million in the second quarter, compared with $124.9 million a year ago, an increase of 19%.
  Operating income in the second quarter was $88.9 million, compared with $72.4 million in the year-ago quarter. Excluding the costs in the second quarter of 2014 associated with the Aktiv Kapital acquisition, operating income in the year-ago quarter would have been $76.5 million. The operating margin was 37.5% in the second quarter.
  The provision for income taxes was $27.6 million in the second quarter, up 17% from the year-ago quarter. PRA Group's provision for income taxes was 34.9% of income before taxes in the second quarter, compared with 38.7% in the year-ago quarter.

PORTFOLIO ACQUISITIONS

  PRA Group invested $208.4 million in new finance receivables in the second quarter. During the quarter, the Company signed an agreement to purchase a portfolio of receivables in Europe with an investment of approximately $200 million that is expected to be funded during the third quarter.

Portfolio Purchase Source ($ in thousands)	Q22015	Q12015	Q42014	Q32014	Q22014
Americas-Core	$ 98,317	$ 138,498	$ 119,714	$ 118,018	$ 91,904
Americas-Insolvency	19,111	16,437	24,949	38,535	16,187
Europe-Core (1)	88,499	21,579	123,194	734,803	1,121
Europe-Insolvency	2,450	8,510	11,625	--	--
Total Portfolio Purchasing	$ 208,377	$ 185,024	$ 279,482	$ 891,356	$ 109,212

(1) Excludes the $27.9 million and $34.7 million investment in the securitized fund in Poland during the three months ended March 31, 2015 and December 31, 2014, respectively.

BALANCE SHEET

  Borrowings totaled $1,503.3 million at June 30, 2015, consisting of $462.5 million drawn on the domestic revolver, $430.5 million drawn on the multi-currency revolver, $262.9 million in convertible senior notes, $177.5 million in other long-term debt and $169.9 million in seller financing related to the acquisition of Aktiv Kapital. Total borrowings were $448.8 million at June 30, 2014.
  Cash and cash equivalents were $56.8 million at June 30, 2015, compared with $270.5 million at June 30, 2014.
  Net deferred tax liabilities were $252.6 million at June 30, 2015, compared with $226.0 million at June 30, 2014.
  Stockholders' equity was $897.9 million at June 30, 2015, compared with $952.3 million at June 30, 2014.

Conference Call Information

PRA Group will hold a conference call today at 5:00 p.m. ET to discuss results with institutional investors and stock analysts. To listen to a webcast of the call, visit http://ir.pragroup.com/events.cfm.   To listen by phone, call 888-695-7639 in the U.S. or 970-315-0482 outside the U.S. The conference ID is 95571605. A question-and-answer session on the call will be open only to analysts or investors. To listen to a replay of the call until August 16, 2015, call 855-859-2056 in the U.S. or 404-537-3406 outside the U.S. and use conference ID 95571605.

About PRA Group

As a global leader in acquiring non-performing loans, PRA Group returns capital to global banks and other creditors to help expand financial services for consumers in North America and Europe. PRA Group companies collaborate with customers to help them resolve their debt and provide a broad range of additional revenue and recovery services to business and government clients.

PRA has been recognized as one of Fortune's 100 Fastest-Growing Companies for the past three years and one of Forbes' Best Small Companies in America for eight consecutive years since 2007. For more information, please visit www.pragroup.com.

About Forward Looking Statements

Statements made herein which are not historical in nature, including PRA Group's or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group's filings with the Securities and Exchange Commission including but not limited to PRA Group's annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through PRA Group's website, which contain a detailed discussion of PRA Group's business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenues:
Income recognized on finance receivables, net	$ 220,064	$ 182,518	$ 448,467	$ 360,488
Fee income	13,878	14,510	26,931	30,118
Other revenue	3,255	315	7,005	659

Total revenues	237,197	197,343	482,403	391,265

Operating expenses:
Compensation and employee services	68,320	52,461	133,591	103,846
Legal collection fees	14,114	11,371	27,805	22,204
Legal collection costs	19,556	25,429	40,410	51,962
Agent fees	7,784	1,464	16,045	2,914
Outside fees and services	12,466	12,113	25,263	22,904
Communication	8,073	7,765	18,491	16,728
Rent and occupancy	3,479	2,411	7,039	4,749
Depreciation and amortization	4,916	4,211	9,526	8,158
Other operating expenses	9,610	7,681	19,188	13,781

Total operating expenses	148,318	124,906	297,358	247,246

Income from operations	88,879	72,437	185,045	144,019

Other income and (expense):
Interest expense	(13,452)	(5,067)	(28,228)	(9,926)
Net foreign currency transaction gain/(loss)	3,584	(6,197)	10,373	(6,189)

Income before income taxes	79,011	61,173	167,190	127,904

Provision for income taxes	27,586	23,666	57,630	49,557

Net income	$ 51,425	$ 37,507	$ 109,560	$ 78,347

Net income per common share:
Basic	$ 1.06	$ 0.75	$ 2.26	$ 1.57
Diluted	$ 1.06	$ 0.74	$ 2.25	$ 1.55

Weighted average number of shares outstanding:
Basic	48,325	50,065	48,525	49,997
Diluted	48,529	50,437	48,790	50,400

PRA Group, Inc.
Unaudited Consolidated Balance Sheets
(in thousands, except per share amounts)

	June 30,	December 31,
ASSETS	2015	2014

Cash and cash equivalents	$ 56,811	$ 39,661
Investments	88,295	89,703
Finance receivables, net	2,012,552	2,001,790
Other receivables, net	18,443	12,959
Income taxes receivable	1,580	--
Net deferred tax asset	125	6,126
Property and equipment, net	46,215	48,258
Goodwill	503,001	527,445
Intangible assets, net	9,450	10,933
Other assets	47,284	41,876

Total assets	$ 2,783,756	$ 2,778,751

LIABILITIES AND EQUITY

Liabilities:
Accounts payable	$ 3,933	$ 4,446
Accrued expenses	77,007	89,361
Income taxes payable	9,758	11,020
Other liabilities	5,933	5,962
Net deferred tax liability	252,638	255,587
Interest bearing deposits	33,248	27,704
Borrowings	1,503,363	1,482,456

Total liabilities	1,885,880	1,876,536

Stockholders' equity:
Preferred stock, par value $0.01, authorized shares, 2,000, issued and outstanding shares - 0	--	--
Common stock, par value $0.01, 100,000 authorized shares, 48,333 issued and outstanding shares at June 30, 2015, and 49,577 issued and outstanding shares at December 31, 2014	483	496
Additional paid-in capital	35,360	111,659
Retained earnings	1,015,570	906,010
Accumulated other comprehensive (loss)	(153,537)	(115,950)
Total stockholders' equity	897,876	902,215

Total liabilities and equity	$ 2,783,756	$ 2,778,751

PRA Group, Inc.
FINANCIAL HIGHLIGHTS
	As of and for the			As of and for the
	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
EARNINGS (in thousands)
Income recognized on finance receivables, net	$ 220,064	$ 182,518	21%	$ 448,467	$ 360,488	24%
Fee income	13,878	14,510	-4%	26,931	30,118	-11%
Other revenue	3,255	315	933%	7,005	659	963%
Total revenues	237,197	197,343	20%	482,403	391,265	23%
Operating expenses	148,318	124,906	19%	297,358	247,246	20%
Income from operations	88,879	72,437	23%	185,045	144,019	28%
Net interest expense	13,452	5,067	165%	28,228	9,926	184%
Net income	51,425	37,507	37%	109,560	78,347	40%

PERIOD-END BALANCES (in thousands)
Cash and cash equivalents	$ 56,811	$ 270,526	-79%	$ 56,811	$ 270,526	-79%
Finance receivables, net	2,012,552	1,219,595	65%	2,012,552	1,219,595	65%
Goodwill and intangible assets, net	512,451	118,927	331%	512,451	118,927	331%
Total assets	2,783,756	1,695,362	64%	2,783,756	1,695,362	64%
Borrowings	1,503,363	448,785	235%	1,503,363	448,785	235%
Total liabilities	1,885,880	743,106	154%	1,885,880	743,106	154%
Total equity	897,876	952,256	-6%	897,876	952,256	-6%

FINANCE RECEIVABLE INCOME (dollars in thousands)
Cash collections	$ 389,624	$ 319,274	22%	$ 789,371	$ 632,641	25%
Cash collections on fully amortized pools	15,162	16,943	-11%	32,167	33,459	-4%
Principal amortization without allowance (reversals)/charges	164,675	139,055	18%	334,389	276,405	21%
Allowance (reversal)/charge	4,885	(2,299)	-312%	6,515	(4,252)	-253%
Principal amortization with allowance (reversals)/charges	169,560	136,756	24%	340,904	272,153	25%
Principal amortization w/ allowance charges as % of cash collections:
Including fully amortized pools	43.5%	42.8%	2%	43.2%	43.0%	0%
Excluding fully amortized pools	45.3%	45.2%	0%	45.0%	45.4%	-1%
Allowance (reversal)/charge to period-end net finance receivables	0.2%	(0.2%)	-229%	0.3%	(0.3%)	-193%

PURCHASES OF FINANCE RECEIVABLES (dollars in thousands)
Purchase price - Americas core	$ 98,317	$ 91,904	7%	$ 236,815	$ 170,989	38%
Purchase price - Americas insolvency	19,111	16,187	18%	35,548	88,190	-60%
Purchase price - Europe core	88,499	1,121	7795%	110,078	2,747	3907%
Purchase price - Europe insolvency	2,450	--	100%	10,960	--	100%
Purchase price - total	208,377	109,212	91%	393,401	261,926	50%
Number of portfolios - total	136	85	60%	275	189	46%
ESTIMATED REMAINING COLLECTIONS (in thousands)
Estimated remaining collections - Americas core	$ 2,384,698	$ 1,948,414	22%	$ 2,384,698	$ 1,948,414	22%
Estimated remaining collections - Americas insolvency	529,892	733,176	-28%	529,892	733,176	-28%
Estimated remaining collections - Europe core	1,685,694	20,349	8184%	1,685,694	20,349	8184%
Estimated remaining collections - Europe insolvency	26,807	--	100%	26,807	--	100%
Estimated remaining collections - total	4,627,091	2,701,939	71%	4,627,091	2,701,939	71%
Adjusted estimated remaining collections (7)	4,747,552	2,701,939	76%	4,747,552	2,701,939	76%

SHARE DATA (share amounts in thousands)
Net income per common share - diluted	$ 1.06	$ 0.74	43%	$ 2.25	$ 1.55	45%
Weighted average number of shares outstanding - diluted	48,529	50,437	-4%	48,790	50,400	-3%
Shares repurchased	--	--	0%	1,478	--	100%
Average price paid per share repurchased (including acquisitions costs)	$ --	$ --	0%	$ 52.65	$ --	100%
Closing market price	$ 62.31	$ 59.53	5%	$ 62.31	$ 59.53	5%

RATIOS AND OTHER DATA (dollars in thousands)
Return on average equity (1)	23.5%	16.0%	47%	26.6%	17.1%	55%
Return on revenue (2)	21.7%	19.0%	14%	22.7%	20.0%	13%
Return on average assets (3)	7.4%	9.0%	-18%	8.0%	9.5%	-16%
Operating margin (4)	37.5%	36.7%	2%	38.4%	36.8%	4%
Operating expense to cash receipts (5)	36.8%	37.4%	-2%	36.4%	37.3%	-2%
Debt to equity (6)	167.4%	47.1%	255%	167.4%	47.1%	255%
Number of full-time equivalent collectors	2,317	2,258	3%	2,317	2,258	3%
Number of full-time equivalent employees	3,820	3,567	7%	3,820	3,567	7%
Cash receipts (5)	$ 403,502	$ 333,784	21%	$ 816,302	$ 662,759	23%
Line of credit - unused portion at period end	547,017	650,000	-16%	547,017	650,000	-16%
(1) Calculated as annualized net income divided by average equity for the period
(2) Calculated as net income divided by total revenues
(3) Calculated as annualized net income divided by average assets for the period
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals borrowings
(7) Equals total estimated remaining collections on our owned finance receivable portfolios plus the estimated remaining collections on certain of our other investments.

PRA Group, Inc.
FINANCIAL HIGHLIGHTS
	For the Quarter Ended
	June 30	March 31	December 31	September 30	June 30
	2015	2015	2014	2014	2014
EARNINGS (in thousands)
Income recognized on finance receivables, net	$ 220,064	$ 228,403	$ 222,660	$ 224,326	$ 182,518
Fee income	13,878	13,053	22,800	12,757	14,510
Other revenue	3,255	3,750	5,271	1,890	315
Total revenues	237,197	245,206	250,731	238,973	197,343
Operating expenses	148,318	149,040	140,871	150,784	124,906
Income from operations	88,879	96,166	109,860	88,189	72,437
Net interest expense	13,452	14,776	13,493	11,807	5,067
Net income	51,425	58,135	46,991	51,167	37,507

PERIOD-END BALANCES (in thousands)
Cash and cash equivalents	$ 56,811	$ 40,542	$ 39,661	$ 70,300	$ 270,526
Finance receivables, net	2,012,552	1,954,772	2,001,790	1,913,710	1,219,595
Goodwill and intangible assets, net	512,451	506,695	538,378	606,716	118,927
Total assets	2,783,756	2,700,613	2,778,751	2,757,429	1,695,362
Borrowings	1,503,363	1,479,262	1,482,456	1,425,409	448,785
Total liabilities	1,885,880	1,883,295	1,876,536	1,797,569	743,106
Total equity	897,876	817,318	902,215	959,860	952,256

FINANCE RECEIVABLE COLLECTIONS (dollars in thousands)
Cash collections	$ 389,624	$ 399,747	$ 373,428	$ 372,743	$ 319,274
Cash collections on fully amortized pools	15,162	17,005	17,785	17,105	16,943
Principal amortization without allowance (reversals)/charges	164,675	169,714	149,753	150,115	139,055
Allowance (reversal)/charge	4,885	1,630	1,015	(1,698)	(2,299)
Principal amortization with allowance (reversals)/charges	169,560	171,344	150,768	148,417	136,756
Principal amortization w/ allowance charges as % of cash collections:
Including fully amortized pools	43.5%	42.9%	40.4%	39.8%	42.8%
Excluding fully amortized pools	45.3%	44.8%	42.4%	41.7%	45.2%
Allowance (reversal)/charge to period-end net finance receivables	0.2%	0.1%	0.1%	-0.1%	-0.2%

PURCHASES OF FINANCE RECEIVABLES (dollars in thousands)
Purchase price - North America core	$ 98,317	$ 138,498	$ 119,714	$ 118,018	$ 91,904
Purchase price - North America insolvency	19,111	16,437	24,949	38,535	16,187
Purchase price - Europe core	88,499	21,579	123,194	734,803	1,121
Purchase price - Europe insolvency	2,450	8,510	11,625	--	--
Purchase price - total	208,377	185,024	279,482	891,356	109,212
Number of portfolios - total	136	139	142	125	85
ESTIMATED REMAINING COLLECTIONS (in thousands)
Estimated remaining collections - Americas core	$ 2,384,698	$ 2,370,086	$ 2,229,403	$ 2,089,253	$ 1,948,414
Estimated remaining collections - Americas insolvency	529,892	577,319	642,552	697,662	733,176
Estimated remaining collections - Europe core	1,685,694	1,619,454	1,478,738	1,582,135	20,349
Estimated remaining collections - Europe insolvency	26,807	24,838	15,021	--	--
Estimated remaining collections - total	4,627,091	4,591,697	4,365,714	4,369,050	2,701,939
Adjusted estimated remaining collections (7)	4,747,552	4,716,230	4,437,264	--	--

SHARE DATA (share amounts in thousands)
Net income per common share - diluted	$ 1.06	$ 1.19	$ 0.93	$ 1.01	$ 0.74
Weighted average number of shares outstanding - diluted	48,529	49,052	50,444	50,439	50,437
Shares repurchased	--	1,478	574	--	--
Average price paid per share repurchased (including acquisitions costs)	$ --	$ 52.65	$ 57.79	$ --	$ --
Closing market price	$ 62.31	$ 54.32	$ 57.93	$ 52.23	$ 59.53

RATIOS AND OTHER DATA (dollars in thousands)
Return on average equity (1)	23.5%	30.1%	20.2%	21.1%	16.0%
Return on revenue (2)	21.7%	23.7%	18.7%	21.4%	19.0%
Return on average assets (3)	7.4%	8.7%	6.9%	7.3%	9.0%
Operating margin (4)	37.5%	39.2%	43.8%	36.9%	36.7%
Operating expense to cash receipts (5)	36.8%	36.1%	35.6%	39.1%	37.4%
Debt to equity (6)	167.4%	181.0%	164.3%	148.5%	47.1%
Number of collectors	2,317	2,395	2,457	2,498	2,258
Number of full-time equivalent employees	3,820	3,847	3,880	3,913	3,567
Cash receipts (5)	$ 403,502	$ 412,800	$ 396,228	$ 385,500	$ 333,784
Line of credit - unused portion at period end	547,017	323,812	352,926	513,800	650,000
(1) Calculated as annualized net income divided by average equity for the period
(2) Calculated as net income divided by total revenues
(3) Calculated as annualized net income divided by average assets for the period
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals borrowings
(7) Equals total estimated remaining collections on our owned finance receivable portfolios plus the estimated remaining collections on certain of our other investments.

Use of Non-GAAP Financial Measures

Management believes that the presentation of certain financial information in this press release, excluding the costs associated with the Aktiv Kapital acquisition and foreign exchange losses that were recorded during the three and six months ended June 30, 2014, which is non-GAAP financial information, is useful to investors and improves the comparability of the Company's ongoing operational results between periods. The non-GAAP information should be considered in addition to, not as a substitute for, financial information prepared in accordance with GAAP.

PRA Group, Inc.
Reconciliation of Net Income, Earnings Per Share and Financial Ratios to GAAP Net Income, Earnings Per Share and Financial Ratios
(in thousands, except per share amounts)

	GAAP Three	Less: Adjustments	Adjusted Three	GAAP Six	Less: Adjustments	Adjusted Six
	Months Ended	Related to Aktiv	Months Ended	Months Ended	Related to Aktiv	Months Ended
	June 30, 2014	Kapital Acquisition	June 30, 2014	June 30, 2014	Kapital Acquisition	June 30, 2014

Revenues:
Income recognized on finance receivables, net	$ 182,518		$ 182,518	$ 360,488		$ 360,488
Fee income	14,510		14,510	30,118		30,118
Other revenue	315		315	659		659

Total revenues	197,343		197,343	391,265		391,265

Operating expenses:
Compensation and employee services	52,461		52,461	103,846		103,846
Legal collection fees	11,371		11,371	22,204		22,204
Legal collection costs	25,429		25,429	51,962		51,962
Agent fees	1,464		1,464	2,914		2,914
Outside fees and services	12,113	(4,052)	8,061	22,904	(8,413)	14,491
Communication	7,765		7,765	16,728		16,728
Rent and occupancy	2,411		2,411	4,749		4,749
Depreciation and amortization	4,211		4,211	8,158		8,158
Other operating expenses	7,681		7,681	13,781		13,781

Total operating expenses	124,906	(4,052)	120,854	247,246	(8,413)	238,833

Income from operations	72,437	4,052	76,489	144,019	8,413	152,432

Other income and (expense):
Interest expense	(5,067)		(5,067)	(9,926)		(9,926)
Foreign exchange (loss)/gain	(6,197)	6,224	27	(6,189)	6,224	35

Income before income taxes	61,173	10,276	71,449	127,904	14,637	142,541

Provision for income taxes	23,666	3,976	27,642	49,557	5,671	55,228

Net income	$ 37,507	$ 6,300	$ 43,807	$ 78,347	$ 8,966	$ 87,313

Net income per common share:
Basic	$ 0.75	$ 0.13	$ 0.88	$ 1.57	$ 0.18	$ 1.75
Diluted	$ 0.74	$ 0.12	$ 0.87	$ 1.55	$ 0.18	$ 1.73

Weighted average number of shares outstanding:
Basic	50,065	50,065	50,065	49,997	49,997	49,997
Diluted	50,437	50,437	50,437	50,400	50,400	50,400

Operating margin:	36.7%		38.8%	36.8%		39.0%

Net income margin:	19.0%		22.2%	20.0%		22.3%

Return on average equity:	16.0%		18.7%	17.1%		19.0%
CONTACT: Investor Contact:
         Darby Schoenfeld
         Director of Investor Relations
         (757) 431-7913
         DCSchoenfeld@PRAGroup.com

         News Media Contact:
         Nancy Porter
         Vice President, Corporate Communications
         (757) 431-7950
         NAPorter@PRAGroup.com